UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): August 11, 2004

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 801-6500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On August 11, 2004 we entered into a software and services engagement agreement (“Base Agreement”) with International Business Machines Corporation (“IBM”) pursuant to which we will develop software, and modifications to software, that will enable our existing and future software products to inter-operate with software products of IBM. The Base Agreement specifies the principal terms and conditions that will govern the relationship between IBM and us. The Base Agreement will remain in effect until terminated. From time to time we and IBM will agree upon specific development projects to be governed by the Base Agreement with each such project documented in a Statement of Work.

On August 17, 2004, we and IBM executed the first Statement of Work governed by the Base Agreement, pursuant to which we will provide software and services to IBM that will enable the integration of our Click to Meet and Conference Server products with IBM’s collaboration products and the preparation of a demonstration version of the integrated products for evaluation purposes.

Both the Base Agreement and the Statement of Work are filed with this Form 8-K as exhibits.

About First Virtual Communications

First Virtual Communications is a premier provider of infrastructure and solutions for real-time, rich media communications. Our award-winning Click to Meet product line is enterprise-class software that enables corporate, education, healthcare and government customers worldwide to present, share, sell, train and collaborate. Click to Meet integrates the user’s choice of data, audio and multipoint interactive video into existing work environments and into everyday communication tools, such as instant messaging, web browsing and e-mail. Click to Meet software solutions are widely deployed in over 1,500 customer locations and excel in challenging environments, such as military intelligence, emergency response, disaster recovery, corporate training and geographically dispersed tele-working locations, among others. Headquartered in Redwood City, California, First Virtual Communications has operations in France, United Kingdom, Japan and China. More information about First Virtual Communications can be found at www.fvc.com or by calling 1-800-728-6337 or +1-650-801-6500 outside North America.

Cautionary Statement

In addition to the historical information contained in this Current Report, this Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.

These forward looking statements include, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “intends” and words of similar import. Such forward-looking statements will have known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others: our need to raise additional capital to fund our operating requirements; the aggregate value of and impact on us of the special investigation described in our Current Report on Form 8-K filed on August 17, 2004, including any possible expansion of the investigation and any possible restatement of previously announced financial results; any adverse impact arising from the delay in filing required periodic reports, including those consequences described in the Current Report filed on August 17, 2004; any de-listing from The Nasdaq SmallCap Market; any impact of our inability to raise additional operating funds on favorable terms, or at all; our history of operating losses; the volatility of our stock price; the risk that sales of our Click to Meet 4.0™ and Click to Meet Conference Server products will not increase or that new versions will not be released on a timely basis; the risk of undetected defects or surprisingly costly defects to address in our principal software products; our variability of operating results; market acceptance of our web conferencing technology; our potential inability to maintain business relationships with our integrators, distributors and suppliers; rapid technological changes in our industry; competition and consolidation in the Web conferencing industry; the importance of attracting and retaining personnel; risks relating to our international operations; our long sales cycle; the concentration of our revenue at the end of each quarterly accounting period; and other risk factors set forth below in our Annual Report on Form 10-K for the year ended December 31, 2003 and in our other public filings with the SEC.

We assume no obligation to update any forward-looking statements contained herein. Our expectations and the events, conditions and circumstances on which these forward-looking statements are based, may change.

All Trademarks Recognized

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 18, 2004	FIRST VIRTUAL COMMUNICATIONS, INC.

	By:	/s/ Truman Cole Truman Cole Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description of Document
10.1*	Software and Services Engagement Agreement between the Company and IBM, dated as of August 11, 2004
10.2*	Statement of Work between the Company and IBM, dated August 17, 2004

*	Confidential Treatment has been requested from the U.S. Securities and Exchange Commission (“Commission”) for portions of these exhibits. A separate filing of omitted text has been made with the Commission.

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